Exhibit 10.40

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

     THIS AMENDMENT NO. 2 is made as of August 31, 2003 (this “Amendment”), to the CONSULTING AGREEMENT dated July 23, 1999 (the “Agreement”), by and between Guilford Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Solomon H. Synder, M.D. (the “Consultant”)

B a c k g r o u n d :

     The Company and the Consultant are parties to the Agreement, pursuant to which the Consultant provides consulting services to the Company.

     The parties desire to modify certain terms of the Agreement, as set forth in this Amendment.

     The modifications to the Agreement set forth in Section 3 of this Amendment are being made in order to comply with applicable provisions of the Sarbanes-Oxley Act of 2002.

     In consideration of the foregoing, of the mutual promises of the parties hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Company hereby agree as follows:

     1. Capitalized terms used in this Amendment without definition shall have the meanings given to such terms in the Agreement.

     2. Section 2(a) of the Agreement is amended by adding the following clauses to the end of Section 2(a):

(vi)	September 2003 to August 2004: $20,833.33 per month (annualized rate: $250,000 per annum);

(vii)	September 2004 to August 2005: $21,666.66 per month (annualized rate: $260,000 per annum); and

(viii)	September 2005 to August 2006: $22,500 per month (annualized rate: $270,000 per annum).

     3. Section 3 of the Agreement is deleted in its entirety. Notwithstanding the deletion of Section 3 and for the avoidance of doubt, the Split Dollar Life Insurance Agreement dated October 10, 2000, by and between the Company and Stephen Kastenberg, Trustee under the Snyder Family 1999, Irrevocable Trust Agreement, in respect of the Policy, shall not be affected by this Amendment.

     4. The first sentence of Section 5 of the Agreement shall be deleted in its entirety and in its place the following shall be inserted:

     “The term of this Agreement shall commence on July 23, 1999 and shall continue until and including August 31, 2006, unless further extended by mutual written agreement of the parties hereto or unless earlier terminated as provided below (the “Term”).”

     5. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date and year first above written.

     GUILFORD PHARMACEUTICALS INC.

By:
/s/ Craig R. Smith, M.D.
Name:	Craig R. Smith, M.D.
Title:	President and Chief Executive Officer

/s/ Solomon H. Snyder, M.D.
Solomon H. Snyder, M.D.

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